Exhibit 10.1

Execution Version

FIRST AMENDMENT

TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of May 29, 2008 and is entered into by and among SRA INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), the Subsidiary Guarantor listed on the signature pages hereto (the “Guarantor”), the existing Lenders party to the Credit Agreement (as defined below) (the “Existing Lenders”), each of the Persons becoming Lenders by the execution of this Amendment (the “Assuming Lenders,” and, together with the Existing Lenders, the “Lenders”), CITIBANK, N.A. (“Citibank”), as existing Agent for the Lenders (the “Existing Agent”), SUNTRUST BANK (“SunTrust”) as successor Agent pursuant to Section III below (the “Successor Agent”), SUNTRUST ROBINSON HUMPRHEY as a Joint Lead Arranger. BANK OF AMERICA, N.A., as Syndication Agent and a Joint Lead Arranger, and BRANCH BANKING & TRUST COMPANY, as Documentation Agent, and is made with reference to that certain CREDIT AGREEMENT, dated as of August 9, 2007 (the “Credit Agreement”) by and among the Borrower, the Guarantor, the Existing Lenders, the Existing Agent and the other agents party thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has delivered a notice to the Existing Agent requesting a Commitment Increase of $100,000,000 pursuant to Section 2.18 of the Credit Agreement;

WHEREAS, in addition to the Commitment Increase permitted pursuant to Section 2.18, the Borrower desires a further increase in the aggregate amount of the Commitments by $85,000,000 (the “Additional Commitment Increase”), resulting in aggregate Commitments of $285,000,000;

WHEREAS, the Assuming Lenders and certain of the Existing Lenders desire to provide the additional Commitments requested by the Borrower;

WHEREAS, Citibank desires to resign from its appointment as Agent under the Credit Agreement, and the Lenders desire to appoint SunTrust as successor Agent; and

WHEREAS, in connection with the foregoing, the parties hereto desire to provide for certain amendments to the Credit Agreement as specified herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

Upon satisfaction of the conditions set forth in Section II herein, the Credit Agreement shall be amended as follows:

A. Amendments to Section 1.01: Certain Defined Terms. Section 1.01 (Certain Defined Terms) of the Credit Agreement is hereby amended by:

(1) inserting the following new definition in proper alphabetical order:

“SunTrust” means Suntrust Bank.

(2) deleting the definition of “Agent’s Account” in its entirety and inserting in lieu thereof the following:

“Agent’s Account” means (a) the account of the Agent maintained by the Agent at SunTrust Bank at its office at 303 Peachtree Street, NE, Mail Code 7662, Atlanta, GA 30308, Account No. 0610001040:1000022220783, Attention: Wanda Gregory, or (b) such other account of the Agent as is designated in writing from time to time by the Agent to the Borrower and the Lenders for such purpose.

(3) deleting the definition of “Applicable Margin” in its entirety and inserting in lieu thereof the following:

“Applicable Margin” means as of any date, (a) for Base Rate Advances, 0% and (b) for Eurodollar Rate Advances and Swing Line Advances, a percentage per annum determined by reference to the Leverage Ratio for the most recently completed four fiscal quarters:

Leverage Ratio	Applicable Margin for Eurodollar Rate Advances and Swing Line Advances
Level 1 Leverage Ratio less than 0.50:1.00	0.65%
Level 2 Leverage Ratio greater than or equal to 0.50:1.00, but less than 1.00 to 1.00	0.75%
Level 3 Leverage Ratio greater than or equal to 1.00:1.00, but less than 1.50 to 1.00	0.85%
Level 4 Leverage Ratio greater than or equal to 1.50 to 1.00	0.95%

Any increase or decrease in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as of the first Business Day immediately following the delivery of certificates of the chief financial officer of the Borrower pursuant to Section 5.01(i)(i) or (ii); provided, however, that if such certificates are not delivered when due in accordance with such Sections, then Pricing Level 4 shall apply as of the first Business Day after the date on which such certificates were required to have been delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.07(c).

(4) deleting the definition of “Base Rate” in its entirety and inserting in lieu thereof the following:

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

(a) the rate of interest announced publicly by SunTrust in New York, New York, from time to time, as SunTrust’s base rate; and

(b)  1/2 of one percent per annum above the Federal Funds Rate.

(5) deleting the definition of “Reference Banks” in its entirety and inserting in lieu thereof the following:

“Reference Banks” means Bank of America, N.A. and SunTrust Bank.

(6) deleting the definition of “Swing Line Bank” in its entirety and inserting in lieu thereof the following:

“Swing Line Bank” means SunTrust.

B. Amendment to Section 2.18: Increase in Aggregate Commitments. Subpart (a) of Section 2.18 (Increase in the Aggregate Commitments) of the Credit Agreement is hereby amended by deleting the proviso thereto in its entirety and inserting in lieu thereof the following:

provided, however, that (i) in no event shall the aggregate amount of the Commitments at any time exceed $285,000,000 and (ii) on the date of any request by the Borrower for a Commitment Increase and on the related Increase Date the applicable conditions set forth in Article III shall be satisfied.

C. Amendment to Section 8.03: Citibank and Affiliates. Section 8.03 (Citibank and Affiliates) of the Credit Agreement is hereby amended by deleting each reference in such section to the word “Citibank” and replacing it with the word “SunTrust” in each instance.

D. Amendments to Section 9.02: Notices, Etc.

(1) Subpart (a) of Section 9.02 (Notices, Etc.) of the Credit Agreement is hereby amended by deleting the phrase “and if to the Agent, at its address at Two Penns Way, New Castle, Delaware, 19720, Attention: Bank Loan Syndications Department;” and inserting in lieu thereof the following:

and if to the Agent, at its address at PO Box 4418, Mail Code 7662, Atlanta, GA 30302, Attention: Wanda Gregory;

(2) Subpart (b) of Section 9.02 (Notices, Etc.) of the Credit Agreement is hereby amended by deleting the first sentence of such subpart in its entirety and inserting in lieu thereof the following:

So long as SunTrust or any of its Affiliates is the Agent, materials required to be delivered pursuant to Section 5.01(i)(i), (ii) and (iv) shall be delivered to the Agent in an electronic medium in a format acceptable to the Agent and the Lenders by e-mail at wanda.gregory@suntrust.com.

E. Amendments to Schedules. The Credit Agreement is hereby amended by amending and restating Schedule I thereof in the form of Schedule I set forth as Annex A attached hereto.

F. Amendments to Exhibits.

(1) The Credit Agreement is hereby amended by amending and restating Exhibit A thereto in the form of Exhibit A set forth as Annex B attached hereto.

(2) The Credit Agreement is hereby amended by amending and restating Exhibit B thereto in the form of Exhibit B set forth as Annex C attached hereto.

(3) Exhibits C and D of the Credit Agreement are hereby amended by deleting each reference in such exhibits to the word “Citibank, N.A.” and replacing it with the words “SunTrust Bank” in each instance.

SECTION II. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):

A. Execution. The Successor Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Borrower, the Guarantor, the Existing Agent, the Successor Agent, the Existing Lenders and the Assuming Lenders.

B. Borrower Authorizations. The Successor Agent shall have received certified copies of resolutions of the Board of Directors of each Loan Party approving the execution, delivery and performance of this Amendment, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the Notes.

C. Fees. The Borrower shall have paid (i) all accrued fees and expenses of the Existing Agent and the Successor Agent (including the accrued fees and expenses of counsel to the Agent to the extent invoiced to the Borrower prior to the First Amendment Effective Date) and (ii) upfront fees to each Assuming Lender and each Existing Lender that increases its Commitment (an “Increasing Lender”) pursuant to this Amendment in the amount of (A) in the event that (x) the amount of the Commitment of any Assuming Lender or (y) the amount of the Commitment of any Increasing Lender in excess of such Lender’s Commitment immediately prior to the execution of this Amendment (in each case, the “Additional Commitment” of such Lender) is less than $20,000,000, 0.25% of such Additional Commitment or (B) in the event that the Additional Commitment of any Assuming Lender or Increasing Lender is greater than or equal to $20,000,000, 0.375% of such Additional Commitment.

D. Representations and Warranties. The representations and warranties contained in Section 4.01 of the Credit Agreement shall be correct on and as of the First Amendment Effective Date, before and after giving effect to this Amendment and the consummation of the transactions contemplated hereby, including, without limitation, the Commitment Increase, the Additional Commitment Increase or the application of the proceeds therefrom, as though made on and as of such date.

E. Absence of Default. No event shall have occurred and be continuing, or would result from the consummation of the transactions contemplated by this Amendment, including, without limitation, the Commitment Increase, the Additional Commitment Increase or the application of the proceeds therefrom, that constitutes a Default.

F. The Successor Agent shall have received, on or before the First Amendment Effective Date, the following, each dated such day, in form and substance satisfactory to the Successor Agent and (except for the Notes) in sufficient copies for each Lender:

(1) The Notes to the order of each Assuming Lender and Increasing Lender to the extent requested by such Lender pursuant to Section 2.16 of the Credit Agreement.

(2) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign this Amendment and the Notes and the other documents to be delivered hereunder.

(3) A favorable opinion of Hogan & Hartson L.L.P., counsel for the Loan Parties, as to such matters as any Lender through the Agent may reasonably request.

SECTION III. SUCCESSOR AGENT APPOINTMENT

A. Citibank hereby resigns as Agent effective as of the First Amendment Effective Date. From and after such resignation, (i) Citibank shall cease to be the Agent under the Credit Agreement and shall not have any further duties or obligations to act as Agent under the Credit Agreement and (ii) Borrower shall be released of any further obligations pursuant to that certain Fee Letter, dated July 9, 2007, between the Borrower and Citigroup Global Markets Inc.

B. The Existing Lenders, the Assuming Lenders and the Borrower irrevocably consent (i) to the resignation of Citibank as Agent under the Credit Agreement effective as of the First

Amendment Effective Date (and irrevocably waive any advance written notice requirement of such resignation under the Credit Agreement) and (ii) to the appointment of SunTrust as Agent under the Credit Agreement. In such capacity, SunTrust shall succeed to the rights, powers and duties of the Agent under the Credit Agreement and the rights, powers and duties of Citibank as Agent under the Credit Agreement shall be terminated without any further act or deed on the part of Citibank or any of the other parties to the Credit Agreement or this Amendment.

C. The Successor Agent the Existing Lenders, the Assuming Lenders and the Borrower agree that after the resignation of Citibank as Agent under the Credit Agreement, the provisions of Article VIII of the Credit Agreement inure to Citibank’s benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Agreement.

SECTION IV. ASSUMPTION BY ASSUMING LENDERS; INCREASE BY INCREASING LENDERS

A. Each Assuming Lender hereby: (i) acquires a Commitment pursuant to, and assumes an interest in the rights and obligations under, the Credit Agreement, in amount equal to the amount set forth next to such Assuming Lender’s name in Annex A attached hereto.; (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it will, independently and without reliance upon the Existing Agent or Successor Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (vi) confirms that it is an Eligible Assignee; (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.14 of the Credit Agreement.

B. The Existing Agent, the Successor Agent and the Existing Lenders hereby approve of, and consent to, the execution of this Amendment by each Assuming Lender and the performance by such Assuming Lender of all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. On and after the First Amendment Effective Date, all references to the “Lenders” in the Credit Agreement shall be deemed to include the Assuming Lenders.

C. Each Increasing Lender hereby confirms that it has agreed to increase the amount of its Commitment to the amount set forth next to such Increasing Lender’s name in Annex A attached hereto.

SECTION V. ACKNOWLEDGMENT AND CONSENT

A. The Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit

Agreement effected pursuant to this Amendment, including, without limitation, the increase of the Commitments effected hereby. The Guarantor hereby confirms that each Loan Document to which it is a party or otherwise bound will continue to guarantee to the fullest extent possible in accordance with the Loan Documents the payment and performance of all of the Guaranteed Obligations, as increased pursuant to this Amendment.

B. The Guarantor acknowledges and agrees that, notwithstanding the effectiveness of this Amendment, any of the Loan Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. The Guarantor represents and warrants that after giving effect to this Amendment all representations and warranties contained in the Credit Agreement and the other Loan Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

SECTION VI. MISCELLANEOUS

A. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor the Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

C. Reference to Credit Agreement. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

D. Effect on Credit Agreement. Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

E. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

F. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS).

G. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER:	SRA INTERNATIONAL, INC.

	By:	/s/ Stephen C. Hughes
	Name:	Stephen C. Hughes
	Title:	CFO, EVP Operations

SUBSIDIARY GUARANTOR:	SYSTEMS RESEARCH AND APPLICATIONS CORPORATION

	By:	/s/ Stephen C. Hughes
	Name:	Stephen C. Hughes
	Title:	CFO, EVP Operations

First Amendment	S-1

AGENT:	CITIBANK, N.A., as Existing Agent

	By:	/s/ Ramon Vinluan
	Name:	Ramon Vinluan
	Title:	Vice President

SUNTRUST BANK, as Successor Agent

	By:	/s/ Mark A. Flatin
	Name:	Mark A. Flatin
	Title:	Managing Director

First Amendment	S-2

EXISTING LENDERS:	CITIBANK, N.A., as a Lender

	By:	/s/ Ramon Vinluan
	Name:	Ramon Vinluan
	Title:	Vice President

SUNTRUST BANK, as a Lender

	By:	/s/ Mark A. Flatin
	Name:	Mark A. Flatin
	Title:	Managing Director

BANK OF AMERICA, N.A., as a Lender

	By:	/s/ Eric H. Williams
	Name:	Eric H. Williams
	Title:	Vice President

BRANCH BANKING & TRUST COMPANY, as a Lender

	By:	/s/ James E. Davis
	Name:	James E. Davis
	Title:	Senior Vice President

FIFTH THIRD BANK, as a Lender

	By:	/s/ Randolph J. Stierer
	Name:	Randolph J. Stierer
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

	By:	/s/ Robert St. Jean
	Name:	Robert St. Jean
	Title:	Senior Vice President

First Amendment	S-3

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ John G. Taylor
Name:	John G. Taylor
Title:	Director

First Amendment	S-4

ASSUMING LENDERS:	COMMERCE BANK, N.A, as a Lender

	By:	/s/ Louise M. Wager
	Name:	Louise M. Wager
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, as a Lender

	By:	/s/ Michael J. Elehwany
	Name:	Michael J. Elehwany
	Title:	Vice President

First Amendment	S-5

ANNEX A

SCHEDULE I

SRA INTERNATIONAL INC.

CREDIT AGREEMENT

APPLICABLE LENDING OFFICES

Name of Initial Lender	Revolving Credit Commitment	Letter of Credit Commitment	Swing Line Commitment	Domestic Lending Office	Eurodollar Lending Office
Bank of America, N.A.	$60,000,000	$0	$0	70 Batterson Park Rd Farmington, CT 06032 Attn: Special Handling Department F: 617-310-2713	70 Batterson Park Rd Farmington, CT 06032 Attn: Special Handling Department F: 617-310-2713
Branch Banking and Trust Company	$53,000,000	$0	$0	8200 Greensboro Dr Ste 1000 McLean, VA 22102 Attn: Divina S. Tamayo T: 703-442-4038 F: 703-442-4025	8200 Greensboro Dr Ste 1000 McLean, VA 22102 Attn: Divina S. Tamayo T: 703-442-4038 F: 703-442-4025
Citibank, N.A.	$19,000,000	$10,000,000	$0	Two Penns Way New Castle, DE 19720 Attn: Lisa M. Rodriguez T: (302) 894-6153 F: (212) 994-0961	Two Penns Way New Castle, DE 19720 Attn: Lisa M. Rodriguez T: (302) 894-6153 F: (212) 994-0961
Commerce Bank, N.A.	$20,000,000	$0	$0	6000 Atrium Way Mt. Laurel, NJ 08054 Attn: Investor Processing T: 856.533.4683 F: 856.533.4879 email: Investor.Processing@ yesbank.com	6000 Atrium Way Mt. Laurel, NJ 08054 Attn: Investor Processing T: 856.533.4683 F: 856.533.4879 email: Investor.Processing@ yesbank.com
Fifth Third Bank	$10,000,000	$0	$0	5050 Kingsley Drive MD 1MOC2B Cincinnati, OH 45202 Attn: Tania Baker T: 513-358-1060 F: 513-358-0221	5050 Kingsley Drive MD 1MOC2B Cincinnati, OH 45202 Attn: Tania Baker T: 513-358-1060 F: 513-358-0221
JPMorgan Chase Bank, N.A.	$14,000,000	$0	$0	10 South Dearborn 7th Floor Chicago, IL 60603 Attn: Cecily Roland T: 312-732-2016 F: 312-661-0116	10 South Dearborn 7th Floor Chicago, IL 60603 Attn: Cecily Roland T: 312-732-2016 F: 312-661-0116

Name of Initial Lender	Revolving Credit Commitment	Letter of Credit Commitment	Swing Line Commitment	Domestic Lending Office	Eurodollar Lending Office
PNC Bank, National Association	$20,000,000	$0	$0	800 Connecticut Ave, NW Washington, D.C. 20006 Attn: Michael Elehwany T: 202-835-5197 F: 202-835-5977	800 Connecticut Ave, NW Washington, D.C. 20006 Attn: Michael Elehwany T: 202-835-5197 F: 202-835-5977
SunTrust Bank	$61,000,000	$0	$10,000,000	303 Peachtree Street 10th Floor Atlanta, GA 30303 Attn: Tonita Arnold T: 404-588-8341 F: 404-588-4402	303 Peachtree Street 10th Floor Atlanta, GA 30303 Attn: Tonita Arnold T: 404-588-8341 F: 404-588-4402
Wachovia Bank, National Association	$28,000,000	$0	$0	303 Peachtree Street 10th Floor Atlanta, GA 30303 Attn: Joseph Feheley T: 704-383-8048 F: 704-715-0094	303 Peachtree Street 10th Floor Atlanta, GA 30303 Attn: Joseph Feheley T: 704-383-8048 F: 704-715-0094
Total:	$285,000,000	$10,000,000	$10,000,000

ANNEX B

EXHIBIT A - FORM OF

REVOLVING CREDIT

PROMISSORY NOTE

U.S.$	Dated: , 2008

FOR VALUE RECEIVED, the undersigned, SRA INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), HEREBY PROMISES TO PAY to the order of                      (the “Lender”) for the account of its Applicable Lending Office on the Termination Date (each as defined in the Credit Agreement referred to below) the principal sum of U.S.$[amount of the Lender’s Commitment in figures] or, if less, the aggregate principal amount of the Advances made by the Lender to the Borrower pursuant to the Credit Agreement dated as of August 9, 2007 among the Borrower, the Lender and certain other lenders parties thereto, and SunTrust Bank as successor Agent to Citibank, N.A. for the Lender and such other lenders (as amended or modified from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) outstanding on the Termination Date.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest in respect of each Advance are payable in lawful money of the United States of America to the Agent at its account maintained at 303 Peachtree Street, 10th Floor, Atlanta, GA 30308, in same day funds. Each Advance owing to the Lender by the Borrower pursuant to the Credit Agreement, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the making of Revolving Credit Advances by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

SRA INTERNATIONAL, INC.

By
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

ANNEX C

EXHIBIT B - FORM OF NOTICE OF

REVOLVING CREDIT BORROWING

SunTrust Bank, as Agent

for the Lenders parties

to the Credit Agreement

referred to below

303 Peachtree Street, 10th Floor

Atlanta, GA 30308

[Date]

Attention: Bank Loan Syndications Department

Ladies and Gentlemen:

The undersigned, SRA International, Inc., refers to the Credit Agreement, dated as of August 9, 2007 (as amended or modified from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the undersigned, certain Lenders parties thereto and SunTrust Bank as successor Agent to Citibank, N.A. for said Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the “Proposed Revolving Credit Borrowing”) as required by Section 2.02(a) of the Credit Agreement:

(i) The Business Day of the Proposed Revolving Credit Borrowing is                     , 200  .

(ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

(iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $[            ].

[(iv) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is              month[s].]

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

(A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; and

(B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default.

Very truly yours,

SRA INTERNATIONAL, INC.

By
Title: